Exhibit 1.1

11,765,000 Shares

CHIMERIX, INC.

COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

January 20, 2021

January 20, 2021

Jefferies LLC
Cowen and Company, LLC

As Representatives of the several Underwriters

c/o	Jefferies LLC 520 Madison Avenue New York, New York 10022

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Ladies and Gentlemen:

CHIMERIX, INC., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), 11,765,000 shares of the Company’s common stock, par value $0.001 per share (the “Firm Shares”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,764,750 shares of its common stock, par value $0.001 per share (the “Additional Shares”), if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (Registration No. 333-244146) on Form S-3, relating to various securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430 B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated August 17, 2020 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.                  Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)               Compliance with Registration Requirements. The Registration Statement has been declared effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, are threatened by the Commission. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information pertaining to the Registration Statement, if any.

(b)               Disclosure. (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters to the Company consists of the information described in Section 8(b) below. Each preliminary prospectus and the Prospectus when filed, complied in all material respects with the Securities Act and, if filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act), was substantially identical to the copy thereof delivered to the Underwriters for use in connection with the issuance and sale of the Shares.

(c)               Annual Report. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, Time of Sale Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement, Time of Sale Prospectus or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, Time of Sale Prospectus or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement, Time of Sale Prospectus or the Prospectus, as the case may be, as of any specified date.

(d)               Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission, retention and legending, as applicable, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus unless such information has been superseded or modified as of such time. Except for the free writing prospectuses, if any, identified in Schedule II, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus. Each road show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)               Distribution of Offering Material by the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2, and (ii) the completion of the Underwriters’ distribution of the Shares, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Time of Sale Prospectus, the Prospectus or any free writing prospectus reviewed and consented to by the Representatives, and the free writing prospectuses, if any, identified on Schedule II hereto.

(f)                Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(g)               Authorization of the Offered Shares. The Shares, when issued and delivered, will be duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and the issuance and sale of the Shares will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares.

(h)               No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(i)                 No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole (any such change is called a “Material Adverse Change”), from that set forth in the Registration Statement, Time of Sale Prospectus and the Prospectus.

(j)                 Independent Accountants. Ernst & Young LLP, who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission or incorporated by reference as a part of the Registration Statement and included in the Prospectus, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act. CohnReznick LLP, who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of Oncoceutics, Inc. (“Oncoceutics”) and supporting schedules filed with the Commission or incorporated by reference as a part of the Registration Statement and included in the Prospectus, was an independent registered public accounting firm with respect to Oncoceutics during the periods covered by their report within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(k)               Financial Statements. The financial statements (including the related notes thereto) of the Company incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein and except in the case of unaudited, interim financial statements, which do not contain certain footnotes as permitted by the rules of the Commission, and any supporting schedules included in or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and, in the case of the financial information under the heading “Dilution,” presents fairly in all material respects the information shown thereby. The financial statements (including the related notes thereto) of Oncoceutics incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of Oncoceutics as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein and except in the case of unaudited, interim financial statements, which do not contain certain footnotes as permitted by the rules of the Commission, and any supporting schedules included in or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein. The pro forma consolidated combined financial statements of the Company and its subsidiaries and the related notes thereto incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or supporting schedules are required to be included in the Registration Statement, Time of Sale Prospectus or the Prospectus. All disclosures contained in the Registration Statement, Time of Sale Prospectus and the Prospectus that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable.

(l)                 Company’s Accounting System. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(m)             Incorporation and Good Standing of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the , the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(n)               Subsidiaries. The Company does not have any “subsidiaries” (as defined in Regulation S-X of the Exchange Act) other than Oncoceutics, Chimerix UK Limited and Chimerix IRL Limited, and does not have any “significant subsidiaries” (as defined in Regulation S-X) other than Oncoceutics. Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(o)               Capitalization and Other Capital Stock Matters. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement and the, the Time of Sale Prospectus. The shares of Common Stock outstanding have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire from the Company, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of capital stock of the Company, in each case from the Company.

(p)               Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”), so qualifies to the maximum extent permitted by law, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents and each such grant was timely and appropriately communicated to the grant recipient, (iii) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.

(q)               Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company and its subsidiaries are not (i) in violation of their respective certificates of incorporation or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, in each case that is material to the Company and its subsidiaries, taken as a whole, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) for any such default, event or violation that would not be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company, or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company or its subsidiaries is bound or to which any of the property or assets of the Company or its subsidiaries is subject, in each case that is material to the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.

(r)                No Material Actions or Proceedings. There are no legal or governmental proceedings pending or to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject i) other than proceedings accurately described in all material respects in the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus or ii) that are required to be described in the Registration Statement, Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. No material labor dispute with the employees of the Company or its subsidiaries exists, except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s)                Marketable Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company or its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by the Company or such subsidiary under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries, in each case except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(t)                 All Necessary Permits, etc. Except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries possess all licenses, certificates, permits, clearances, registrations, exemptions and other authorizations (collectively, “Permits”) issued by, and has made all declarations, filings, listings, registrations, reports and submissions with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or to permit all clinical and pre-clinical studies and trials previously conducted or currently being conducted by or on behalf of the Company or its subsidiaries, or that are otherwise required with respect to the product candidates of the Company and its subsidiaries, including, without limitation, all necessary U.S. Food and Drug Administration (“FDA”) and applicable foreign regulatory agency approvals; the Company and its subsidiaries are not in violation of, or in default under, any such Permit; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with all applicable laws when filed; no deficiencies regarding compliance with applicable law have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions; and the Company and its subsidiaries have not received notice of any revocation or modification of any such Permit and does not have any reason to believe that any such Permit will not be renewed in the ordinary course. The Company and its subsidiaries have fulfilled and performed all of their material obligations with respect to such Permits, and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit. The Company and its subsidiaries (i) is, and at all times has been, in compliance in all material respects with all statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of its product candidates or any product manufactured or distributed by the Company or its subsidiaries, including, without limitation, requirements governing investigational drugs and devices under the U.S. Federal Food, Drug and Cosmetic Act and rules and regulations thereunder, regulations relating to Good Clinical Practices and Good Laboratory Practices, and the U.S. Animal Welfare Act and rules and regulations thereunder (collectively, “Applicable Laws”), and (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Applicable Laws or (B) any Permits required by any such Applicable Laws.

(u)               Regulatory Compliance. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the FDA and comparable regulatory agencies outside of the United States to which the Company and its subsidiaries are subject (collectively, the “Regulatory Authorities”). None of the Company’s product candidates have received marketing approval from any Regulatory Authority. All clinical and pre-clinical studies and trials conducted by or on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries has participated, with respect to the Company’s product candidates, including any such studies and trials that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or the results of which are referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as applicable (collectively, “Company Trials”), were, and if still pending are, being conducted in all material respects in accordance with all applicable statutes, rules, regulations and policies of the Regulatory Authorities and current Good Clinical Practices and Good Laboratory Practices; the descriptions in the Registration Statement Time of Sale Prospectus or the Prospectus of the results of any Company Trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies or trials not described in the Registration Statement Time of Sale Prospectus and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement Time of Sale Prospectus and the Prospectus; the Company and its subsidiaries has operated at all times and is currently in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Regulatory Authorities; the Company and its subsidiaries have not received, nor do they have knowledge after due inquiry that any of its collaboration partners has received, any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of Company Trials, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s best knowledge, there are no reasonable grounds for the same. The Company and its subsidiaries have obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in a Company Trial. In using or disclosing patient information received by the Company or its subsidiaries in connection with a Company Trial, the Company and its subsidiaries has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, the Health Insurance Portability and Accountability Act of 1996 and the rules and regulations thereunder. To the Company’s knowledge, none of the Company Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct. The Company and its subsidiaries have not received any written notices, correspondence or other communications from any Regulatory Authority alleging any violation by the Company or its subsidiaries of any Applicable Laws with respect to any of the Company’s product candidates.

(v)               Tax Law Compliance. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not reasonably be expected to have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or its subsidiaries which has had (nor does the Company have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a material adverse effect.

(w)             Company Not an “Investment Company”. The Company is not, and after giving effect to receipt of payment for the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(x)               Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably prudent and customary in the businesses in which it is engaged; since January 1, 2012, the Company and its subsidiaries have not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus.

(y)               No Price Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(z)               Related-Party Transactions. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders or suppliers of the Company, on the other, that is required by the Securities Act to be described in the Registration Statement, Time of Sale Prospectus and the Prospectus and that is not so described in such documents.

(aa)            Exchange Act Compliance. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and, when read together with the other information in the Registration Statement, Time of Sale Prospectus and the Prospectus, at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(bb)           No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, employee, agent, Affiliate or other person acting on behalf of the Company or any subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government officials or employees, political parties or campaigns, political party officials, or candidates for political office from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable anti-corruption laws, rules, or regulations of any other jurisdiction in which the Company or any subsidiary conducts business; or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and the Company has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(cc)            Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority, body or any arbitrator involving the Company or any of its subsidiaries with respect to Anti-Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(dd)           Compliance with OFAC. Neither the Company nor any of its subsidiaries, nor any director, officer or employee thereof, nor to the Company’s knowledge, any agent, Affiliate or other person acting on behalf of the Company or any of its subsidiaries, is an individual or entity (“Covered Person”) that is, or is owned or controlled by a Covered Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized, or resident in a country or territory that is the subject of a U.S. government embargo (including, without limitation, Cuba, Iran, North Korea, Syria and the Crimea). The Company will not, directly or indirectly, use the proceeds from this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Covered Person: (x) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the subject of a U.S. government embargo; or (y) in any other manner that will result in a violation of Sanctions by any Covered Person (including the Underwriters). For the past five (5) years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any direct or indirect dealings or transactions with any Covered Person that at the time of the dealing or transaction is or was the subject of Sanctions or any country or territory that, at the time of the dealing or transaction is or was the subject of a U.S. government embargo.

(ee)            Company’s Accounting System. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included in or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ff)              Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg)           Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Company as of the date hereof, including Section 402 related to loans and Section 302 and 906 related to certifications.

(hh)           Compliance with Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ii)              ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code, and, for the avoidance of doubt, when any provision of this Agreement relates to a past event or period of time, such definition shall include an organization that was, as of the time of such past event or period of time, a member of such group) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that would not reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, that would reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, (iii) no Plan is subject to Section 412 of the Code or Section 302 of ERISA, (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or would reasonably be expected to result, in material liability to the Company, (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA, and (vi) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole. None of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company in the current fiscal year of the Company compared to the amount of such contributions made in the Company's most recently completed fiscal year; or (B) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company compared to the amount of such obligations in the Company’s most recently completed fiscal year.

(jj)              Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, valid and enforceable rights to use all inventions, patents, trademarks, service marks, trade names, trade dress, domain names, goodwill associated with the foregoing, copyrights, know-how, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures (including all registrations and applications for registration of the foregoing, as applicable) (collectively, “Intellectual Property”) used in or necessary for the conduct of its business as currently conducted or as currently proposed to be conducted. To the Company’s knowledge, the conduct of the business of the Company and its subsidiaries as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property rights of others in any material respect, and to the knowledge of the Company, the conduct of its business as proposed to be conducted will not infringe, misappropriate or otherwise violate any Intellectual Property rights of others in any material respect. Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect, there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others (i) that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates the Intellectual Property of others, or (ii) challenging the validity, enforceability, scope or ownership of any Intellectual Property owned by or licensed to the Company or its subsidiaries or their rights therein. To the knowledge of the Company, no third party has infringed, misappropriated or otherwise violated any Intellectual Property owned by or exclusively licensed to the Company or its subsidiaries in any material respect. None of the Intellectual Property used by the Company or its subsidiaries in the conduct of its business has been obtained or is being used by the Company or its subsidiaries in material violation of any contractual obligation binding on the Company or any of its subsidiaries. The patents and patent applications relating to brincidofovir and other antivirals, Chimerix Chemical Library and DSTAT described under “Item 1. Business—Our Intellectual Property” in the Company’s Annual Report incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus, are all solely owned (except with regards to that certain patent family WQ2017024310, which relates to CMX521, and that is jointly owned by the Company) by the Company or exclusively licensed to the Company from the sole owners, subject to the rights of the U.S. federal government as described in the Registration Statement, Time of Sale Prospectus and the Prospectus. The Company is not aware of any specific facts that would support a finding that any of the issued or granted patents owned by or licensed to the Company is invalid or unenforceable and, to the knowledge of the Company, all such issued or granted patents are valid and enforceable. The Company is not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has it entered into or is it a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs its use of any Intellectual Property. The Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property the value of which to the Company and its subsidiaries is contingent upon maintaining the confidentiality thereof, and no such Intellectual Property has been disclosed other than to employees, representatives, independent contractors, collaborators, licensors, licensees, agents and advisors of the Company and its subsidiaries, all of whom are bound by written obligations to maintain the confidentiality thereof. All founders, key employees and any other employees involved in the development of Intellectual Property for the Company and its subsidiaries have signed confidentiality and invention assignment agreements with the Company pursuant to which the Company either (I) has obtained ownership of and is the exclusive owner of, or (II) has obtained a valid and unrestricted right to exploit, sufficient for the conduct of its business, such Intellectual Property.

(kk)           Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Shares are registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and are listed on the Nasdaq Global Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Nasdaq Global Market, nor has the Company received any notification that the Commission or the Nasdaq Global Market is contemplating terminating such registration or listing.

(ll)              Brokers. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(mm)      No Outstanding Loans or Other Indebtedness. Subsequent to the respective dates as of which information is given in each of the Registration Statement, Time of Sale Prospectus and the Prospectus, x) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; xi) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than as described in the Registration Statement, Time of Sale Prospectus and the Prospectus; and xii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in each of the Registration Statement, Time of Sale Prospectus and the Prospectus, respectively.

(nn)           No Reliance. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(oo)           FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Rule 5110(h)(1)(C) and is an experienced issuer (as defined therein).

(pp)           Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

(qq)           Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR (as defined below); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(rr)              Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(ss)             Forward Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the Registration Statement, Time of Sale Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.                  Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $7.99 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,764,750 Additional Shares at the Purchase Price; provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.                  Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable. The Company is further advised by you that the Shares are to be offered to the public initially at $8.50 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.306 a share under the Public Offering Price.

4.                  Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on January 25, 2021, or at such other time on the same or such other date, not later than February 1, 2021, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than February 24, 2021, as shall be designated in writing by you.

The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and the Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid by the Company, against payment of the Purchase Price therefor.

5.                  Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to (x) the accuracy as of the date hereof and as of the Closing Date or the applicable Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, (y) the performance by the Company of its covenants and other obligations to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be, and (z) the following further conditions:

(a)               Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the applicable Option Closing Date:

(i)                 there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)              there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company or its subsidiaries from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)               The Underwriters shall have received on the Closing Date or the applicable Option Closing Date a certificate, dated the Closing Date or the applicable Option Closing Date and signed by the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company satisfactory to the Representatives, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the applicable Option Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or the applicable Option Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)               The Underwriters shall have received on the Closing Date or the applicable Option Closing Date an opinion and negative assurance letter of Cooley LLP, outside counsel for the Company, in each case dated the Closing Date or the applicable Option Closing Date, and in each case in form and substance reasonably satisfactory to the Representatives.

(d)               The Underwriters shall have received on the Closing Date or the applicable Option Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, in each case dated the Closing Date or the applicable Option Closing Date, and in each case in form and substance reasonably satisfactory to the Representatives.

(e)               The Underwriters shall have received on the Closing Date or the applicable Option Closing Date opinions of each of Cooley LLP, counsel to the Company with respect to intellectual property matters, Fenwick & West LLP, counsel to the Company with respect to intellectual property matters, and Pearl Cohen Zedek Latzer Baratz, counsel to Oncoceutics with respect to intellectual property matters, each dated the Closing Date or the applicable Option Closing Date, and in form and substance reasonably satisfactory to the Representatives.

(f)                The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, a certificate, signed on behalf of the Company by the Chief Financial Officer of the Company, dated as of the date of this Agreement, the Closing Date and each Option Closing Date, as the case may be, in a form reasonably satisfactory to the Representatives.

(g)               The Underwriters shall have received, on each of the date hereof and the Closing Date or the applicable Option Closing Date, letters dated the date hereof or the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Ernst & Young LLP and CohnReznick LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date or the applicable Option Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)               No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the applicable Option Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court of competent jurisdiction shall have been issued that would, as of the Closing Date or the applicable Option Closing Date, prevent the issuance or sale of the Shares.

(i)                 The Representatives shall have received on and as of the Closing Date or the applicable Option Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of incorporation, and its good standing as a foreign entity in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j)                 The Shares to be delivered on the Closing Date or the applicable Option Closing Date shall have been approved for listing on the Nasdaq Global Market.

(k)               The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the shareholders, officers and directors of the Company listed in Schedule III hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the applicable Option Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such additional certificates, opinions, letters and other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.                  Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)               To furnish to you, without charge, two signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)               Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c)               To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)               Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)               If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)               To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)               To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                 Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the FINRA, provided that the amount of such fees and disbursements of counsel to be paid by the Company shall not exceed $50,000, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii)the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show (with the remaining 50% of the cost of such aircraft to be paid by the Underwriters), (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j)                 If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(k)               If requested by the Representatives, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(l)                 Without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement (other than on Form S-8 with respect to the Company’s equity incentive plans described in the Time of Sale Prospectus) with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (c) the issuance by the Company of shares of Common Stock or other securities convertible into or exercisable for shares of Common Stock pursuant to the Company’s equity incentive plans described in the Time of Sale Prospectus; provided that, prior to the issuance of any such shares of Common Stock or other securities where the shares of Common Stock or other securities vest within the Restricted Period, the Company shall cause each recipient of such grant or issuance to execute and deliver to you a lock-up agreement substantially in the form of Exhibit A hereto, (d) the entry into an agreement by the Company providing for the issuance by the Company of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in connection with the acquisition by the Company or its subsidiaries of the securities, business, or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, (e) the entry into an agreement by the Company providing for the issuance of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, and (f) shares of Common Stock issuable by the Company pursuant to the Agreement and Plan of Merger, dated January 7, 2021, by and among the Company, Oncoceutics, Ocean Merger Sub, Inc. and Fortis Advisors, LLC; provided that in the case of clauses (d) and (e), the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue, or that may be issuable upon conversion or exercise of all other securities that the Company may sell or issue or agree to sell or issue, pursuant to clauses (d) and (e) shall not exceed 5% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; and provided further, that each recipient of shares or other securities issued pursuant to clause (d) or (e) shall execute a lock-up agreement substantially in the form of Exhibit A hereto, and the Company shall enter stop transfer instructions with the Company’s transfer agent and registrar on such shares or other securities, which the Company agrees it will not waive or amend without the prior written consent of the Representatives.

7.                  Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.                  Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)               Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus or any amendment or supplement thereto, the Time of Sale Prospectus, any issuer free writing prospectus, any road show or the Prospectus or any amendment or supplement thereto. The Company hereby acknowledges that the only information that the Representatives have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in first sentence of the third and fourth paragraphs under the caption “Underwriting,” the first three sentences of the first paragraph under the section entitled “Commission and Expenses,” and the first sentence of the first paragraph under the section entitled “Stabilization,” each under the caption “Underwriting” in the preliminary prospectus supplement and the Prospectus.

(c)               In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8 (a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including different defenses. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (x) such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)               To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)               The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.                  Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.              Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.              Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)               The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12.              Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.              Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York.

14.              Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.              Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at Jefferies LLC, 520 Madison Avenue, New York, NY 10022, Attention: General Counsel and Cowen and Company, LLC, 599 Lexington Ave., New York, NY 10022, Attn: General Counsel, with a copy to Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, CA 92129, Facsimile: (858) 523-5450, Attn: Michael E. Sullivan; and if to the Company shall be delivered, mailed or sent to CHIMERIX, Inc., 2505 Meridian Parkway, Suite 100, Durham, North Carolina 27713, Attention: Chief Executive Officer, with a copy to Cooley LLP, 4401 Eastgate Mall, San Diego, California 92121, Attention: Jason Kent.

16.              Recognition of the U.S. Special Resolution Regimes.

(a)               In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

Very truly yours,

CHIMERIX, INC.

By:	/s/ Michael T. Andriole
Name: Michael T. Andriole
Title: Chief Business and Financial Officer

Accepted as of the date hereof

Jefferies LLC
Cowen and Company, LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	JEFFERIES LLC

By:	/s/ Kevin J. Sheridan
Name: Kevin J. Sheridan
Title: Managing Director

By:	COWEN AND COMPANY, LLC

By:	/s/ Bill Follis
Name: Bill Follis
Title: Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Jefferies LLC	4,941,300
Cowen and Company, LLC	4,058,925
H.C. Wainwright & Co., LLC	1,705,925
Jones Trading Institutional Services LLC	1,058,850
Total:	11,765,000

SCHEDULE II

Time of Sale Prospectus

1.	Prospectus dated August 17, 2020 relating to the Shelf Securities.

2.	Preliminary Prospectus Supplement issued January 19, 2021 relating to the Shares.

3.	Pricing information

(a)	The Company is selling 11,765,000 shares of Common Stock.

(b)	The price to the public per share of Common Stock is $8.50.

(c)	The Company has granted the underwriters the right to purchase up to an additional 1,764,750 shares of Common Stock.

SCHEDULE III

Lock-Up Parties

1.	Michael A. Sherman

2.	Michael T. Andriole

3.	Allen S. Melemed, M.D., M.B.A.

4.	David Jakeman, C.P.A.

5.	Martha J. Demski

6.	Catherine Gilliss, Ph.D., R.N., FAAN

7.	Edward F. Greissing Jr.

8.	Patrick Machado

9.	Robert J. Meyer, M.D.

10.	Pratik S. Multani, M.D.

11.	Fred A. Middleton

12.	Sanderling Venture Partners V, L.P., and its affiliated entities

III-1